Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Intelligent Bio Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share (1)	457(o)		(1)		(2)		(2)(3)
	Equity	Preferred Stock, $0.01 par value per share (1)	457(o)		(1)		(2)		(2)(3)
	Debt	Debt Securities (1)	457(o)		(1)		(2)		(2)(3)
	Other	Warrants (1)	457(o)		(1)		(2)		(2)(3)
	Other	Purchase Contracts	457(o)		(1)		(2)		(2)(3)
	Other	Units (1)	457(o)		(1)		(2)		(2)(3)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)		(1)		(2)	$8,022,149.37	(2)(3)	0.00015310	$1,228.19	(4)
Fees Previously Paid	-	-	-	-		-		-		-	-		-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share (1)	415(a)(6)		(1)		(2)		(2)(3)				S-3	333-264218	4/20/2022
	Equity	Preferred Stock, $0.01 par value per share (1)	415(a)(6)		(1)		(2)		(2)(3)				S-3	333-264218	4/20/2022
	Debt	Debt Securities (1)	415(a)(6)		(1)		(2)		(2)(3)				S-3	333-264218	4/20/2022
	Other	Warrants (1)	415(a)(6)		(1)		(2)		(2)(3)				S-3	333-264218	4/20/2022
	Other	Units (1)	415(a)(6)		(1)		(2)		(2)(3)				S-3	333-264218	4/20/2022
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)		(1)		(2)	$91,977,850.63	(5)				S-3	333-264218	4/20/2022	$8,526.35
	Total Offering Amounts							$100,000,000			$1,228.19	(5)
	Total Fees Previously Paid										1,206.30
	Total Fee Offsets										-
	Net Fee Due										$21.89

(1)	We are registering hereunder such indeterminate number of shares of Common Stock and Preferred Stock, such indeterminate principal amount of Debt Securities, such indeterminate number of Warrants to purchase Common Stock, Preferred Stock or Debt Securities, such indeterminate amount of Purchase Contracts, and such indeterminate number of Units consisting of such securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of shares of Common Stock and Preferred Stock, and principal amounts of Debt Securities, as may be issued upon conversion of or exchange for Preferred Stock or Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”) and is exclusive of accrued interest, distributions and dividends, if any.

(4)	Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $91,977,850.63 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the Registrant’s registration statement on Form S-3 (File No. 333-264218) which was initially filed with the Securities and Exchange Commission on April 8, 2022, and became effective on April 20, 2022 (the “Prior Registration Statement”), and are included in this registration statement. The Registrant paid a filing fee of $8,526.35 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder.

The registrant is registering new securities on this registration statement with an aggregate initial offering price of $142,987.96 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $21.89 with respect to the New Securities is being paid in connection with the filing of this registration statement.

To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.